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                        [William G. von Glahn letterhead]

                               September 30, 1999


Williams Communications Group, Inc.
One Williams Center
Tulsa, Oklahoma  74172

Ladies and Gentlemen:


         I am Senior Vice President - Law for Williams Communications Group, Inc., a Delaware corporation (the "Company"), and have acted as such in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"),by the Company of $425,000,000 aggregate principal amount of ___% Senior Notes due 2007 and $1,250,000,000 aggregate principal amount of __% Senior Notes due 2009 (collectively, the "Notes") to be issued under an indenture between the Company and The Bank of New York, as trustee (the "Indenture"). The form of the Notes and of the Indenture are filed as exhibits to the Registration Statement of the Company on Form S-1 referenced below (the "Registration Statement"). This opinion is being delivered in connection with the registration under the Securities Act of the Notes in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.


         I have examined and am familiar with originals or copies, certified or otherwise identified to my satisfaction, of the following: (i) the Registration Statement on Form S-1 (File No. 333-76877) relating to the Notes, as filed with the Securities and Exchange Commission (the "Commission") on April 23, 1999 as amended on May 28, 1999, July 13, 1999, July 15, 1999, July 29, 1999, August 18,
1999, September 2, 1999 and the date of this opinion (such Registration Statement, as so amended, being hereinafter referred to as the "Registration Statement"); (ii) the Restated Certificate of Incorporation and the By-laws of the Company, each as amended to the date hereof; (iii) the forms of both the Indenture and the Notes; (iv) the Purchase Agreement to be entered into among the Company and certain underwriters in respect of the Notes in the form filed as an exhibit to the Registration Statement (the "Purchase Agreement"); and (v) resolutions adopted by the Board of Directors of the Company (the "Board") on April 6, 1999 by unanimous written consent relating, among other things, to the issuance of the Notes. I have also examined originals or copies, certified or otherwise identified to my satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the



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Williams Communications Group, Inc.
September 30, 1999
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Company and others, and such other documents, certificates and records as I have deemed necessary or appropriate as a basis for the opinions set forth herein.

         In my examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as certified, conformed or photostatic copies and the authenticity of the originals of such copies. I have assumed that the Purchase Agreement and the Indenture, in each case in the forms that I have reviewed, will be executed on behalf of the Company by one or more duly authorized representatives. I have also assumed that the certificates representing the Notes have been or will have been signed by facsimile or otherwise by one or more authorized officers of the Company and authorized representatives of the trustee and conform and will conform to the specimen thereof examined by me. As to any facts material to this opinion that I did not independently establish or verify, I have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

         I am admitted to the Bar of the State of Oklahoma, the jurisdiction in which the Company has its principal place of business, and New York, and I express no opinion as to the laws of any other jurisdiction other than the laws of the State of Delaware and the laws of the United States of America to the extent specifically set forth herein.

         Based upon the foregoing, and having regard for the legal considerations as I have deemed relevant, I am of the opinion that, assuming the Registration Statement has become effective under the Securities Act and the Indenture qualified under the Trust Indenture Act of 1939, and that the officer of the Company designated by the Board for such purpose will have properly taken the required actions in connection with the issuance and sale of the Notes, the issuance and sale of the Notes has been duly and validly authorized by the Company and, when issued in accordance with the Indenture and the Purchase Agreement and as set forth in the Registration Statement, the Notes will then have been validly issued and will constitute valid and binding obligations of the Company enforceable in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other laws relative to or affecting generally the enforcement of creditor's rights and by principles of equity.

         This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated.

         I hereby consent to the use of my name in the Registration Statement under the caption "Legal Matters" and to the filing of this opinion as an Exhibit to the Registration Statement. In giving such consent, I do not thereby admit that I come



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Williams Communications Group, Inc.
September 30, 1999
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within the category of persons whose consent is required under Section 7 of the
Securities Act of rules and regulations of the Commission thereunder.

Very truly yours,


/s/ WILLIAM G. VON GLAHN
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William G. von Glahn
Senior Vice President and
General Counsel